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                                                                    EXHIBIT 16.1


                                  May 31, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Madam/Sir:


We have read Item 4 included in the Form 8-K dated May 31, 2002, of Ace Cash Express, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


ARTHUR ANDERSEN LLP

cc:
Mr. Joe W. Conner
Chief Financial Officer and Senior Vice President
Ace Cash Express, Inc.
Suite 600
1231 Greenway Drive
Irving, TX  75038